UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2006

_____________________

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-684-1239

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

On December 17, 2006, Wayne Synder resigned from his position of Executive Vice President of Development of Feldman Mall Properties, Inc. (the “Company”) in order to pursue private real estate investing opportunities. As a result, the Company and Mr. Snyder have terminated the Employment Agreement, dated November 15, 2005, between the Company and Mr. Snyder (the “Employment Agreement”), pursuant to Section 4.1(b) thereof. The Company expects Mr. Snyder to remain with the Company through mid-January of 2007. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated November 21, 2005.

ITEM 9.01	Financial Statements and Exhibits.

(d)		Exhibits

	99.1		Press Release regarding resignation of Wayne Snyder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

By:	/s/ Thomas E. Wirth

	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

Date: December 21, 2006